Exhibit 10.4

FORM OF SUB-ADMINISTRATION AGREEMENT

THIS AGREEMENT is made this     day of                     , Two Thousand and Twenty-Three.

BETWEEN HPS Investment Partners, LLC, a limited liability company established in and under the laws of Delaware (the “Administrator”) of the first part, HPS CORPORATE CAPITAL SOLUTIONS FUND, a Delaware statutory trust (the “Fund”) of the second part and solely with respect to Clauses 7 and 11.5 hereof, and HARMONIC FUND SERVICES, a company incorporated in and under the laws of the Cayman Islands whose business address is at Cayman Corporate Centre, 4th Floor, 27 Hospital Road, George Town, Grand Cayman KY1-1102, Cayman Islands (“Harmonic”) of the third part.

WHEREAS the Administrator acts as administrator to the Fund and is responsible for providing various administrative services to the Fund; and

WHEREAS the Administrator wishes to appoint Harmonic as sub-administrator and Harmonic has agreed to provide the services set out in Appendix 1 to the Administrator with respect to the Fund on the terms and conditions of this Agreement.

NOW IT IS HEREBY AGREED as follows:

1.	INTERPRETATION

1.1	In this Agreement and in all amendments hereto, the following words and expressions will, where not inconsistent with the context, have the following meanings:

“1933 Act” means the Securities Act of 1933, as amended.

“1934 Act” means the Securities Exchange Act of 1934, as amended.

“1940 Act” means the Investment Company Act of 1940, as amended.

“Affiliate”

(a)	in relation to any person other than Harmonic, means any other person who directly or indirectly controls, is controlled by or is under common control with, that person; and

(b)

in relation to Harmonic, means (i) any other person who directly or indirectly controls Harmonic (such person being a “Holding Company”), (ii) any other person who directly or indirectly is controlled by Harmonic, (iii) any other person who directly or indirectly is under common control with Harmonic, (iv) any other person who directly or indirectly is under common control with the Holding Company (such person being an “Additional Holding Company”), (v) any other person who directly or indirectly controls the Additional Holding Company, and (vi) any other person who directly or indirectly is controlled by the Additional Holding Company.

For the purposes of parts (a) and (b) of this definition, the terms controls, is controlled by, or under common control with mean (i) the direct or indirect ownership of in excess of 50% of the equity interests (or interests convertible into or otherwise exchangeable for equity interests) in a person, or (ii) the direct or indirect ownership of in excess of 50% of the voting securities of a person or securities carrying the direct or indirect right to elect in excess of 50% of the board of directors or other governing body of a person (whether by securities ownership, contract or otherwise).

“Board of Trustees” means the Board of Trustees of the Fund.

“Code” means the United States Internal Revenue Code of 1986 and the regulations promulgated and rulings issued thereunder.

“Declaration of Trust” means the Declaration of Trust of the Fund for the time being in force.

“ERISA” means the United States Employee Retirement Income Security Act of 1974 and the regulations promulgated and rulings issued thereunder.

“Fee” means the management fee and/or incentive fee to be paid by the Fund to the Manager, as applicable and as set forth in the Fund’s registration statement.

“Fee Calculation” means such Fee calculation as Harmonic agrees in writing to perform pursuant to the services specified in Appendix 1 and 2 from time to time.

“Harmonic Party” means Harmonic, together with its Affiliates, successors, agents and delegates and their respective directors, officers, independent contractors and employees.

“Losses” means all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever.

“Manager” means HPS Advisors, LLC, any successor thereof or any other entity that serves as investment adviser to the Fund pursuant to an investment advisory agreement.

“Net Asset Value” means the net asset value of the Fund calculated in accordance with the terms of the Fund’s registration statement;

“Net Asset Value per Share” means the net asset value per Share of each class of the Fund calculated in accordance with the terms of the Fund’s registration statement;

“Plan” means an “employee benefit plan” within the meaning of Section 3(3) of ERISA or a “plan” within the meaning of Section 4975 (e)(1) of the Code.

“Plan Asset Regulations” means United States Department of Labor Regulation at 29C.F.R. section 2510.3-101.

“Proper Instructions” means instructions from the Board of Trustees or the Administrator in the English language sent by facsimile or email, signed or sent or purporting to be signed or sent by such one or more persons as the Board or Trustees or the Administrator will from time to time authorise to give such instructions. A certified copy of a resolution of the Board or Trustees or the Administrator, or an officer’s certificate of the Administrator, will be conclusive evidence of the authority of any such person to act until Harmonic is in receipt of written notice to the contrary.

“Share” means a common share of beneficial interest of any class and (if relevant) series in the Fund.

“Shareholder” means the holder of a Share.

“Subscription Booklet” means the subscription agreement completed by a Shareholder or prospective Shareholder.

1.2

Words importing the singular will include the plural, and vice versa, and words importing the masculine gender will include the feminine and neuter genders, and vice versa, and words importing persons will include partnerships, trusts and bodies corporate, and vice versa.

1.3

Expressions defined in this Agreement will bear the same meanings in any appendix, annexure or amendment thereto which does not contain a different definition for that expression, unless the context otherwise requires.

1.4

Any reference in this Agreement to legislation or subordinate legislation is to such legislation or subordinate legislation at the date hereof and as amended and/or re-enacted and/or succeeded and/or replaced from time to time.

1.5

Any reference to a Clause or Appendix is to the relevant Clause or Appendix of or to this Agreement. Each Appendix forms part of this Agreement and shall have effect as if set out in full in the body of this Agreement and any reference to this Agreement includes each Appendix.

2.	APPOINTMENT OF HARMONIC

The Administrator hereby appoints Harmonic, and Harmonic hereby agrees to act as sub-administrator and to perform the services set out in Appendix 1 and Appendix 2 from time to time. The performance of such services shall commence from the date hereof or such later date as shall be agreed between the parties in writing.

3.	PROPER INSTRUCTIONS CONFLICTS

In the event that Harmonic receives conflicting Proper Instructions from the Board of Trustees and the Administrator, Proper Instructions from the Board of Trustees will prevail to the extent practicable.

4.	REMUNERATION OF HARMONIC

Harmonic will be paid by way of remuneration for its services, pursuant to this Agreement, fees at such rates, at such times, in such currency and in such place, as set forth in Appendix 2, as may be subsequently amended in accordance with Clause 16. Harmonic will also be entitled to receive from the Fund an amount equal to all out-of-pocket expenses properly incurred by Harmonic in respect of the services provided pursuant to this Agreement.

5.	DUTIES OF THE ADMINISTRATOR

The Administrator will:

(a)

with all reasonable expedition supply Harmonic with all such information as Harmonic may require to enable it to perform its services hereunder and for it to comply with applicable laws and regulations; and

(b)

promptly approve any Fee Calculation, and any accrual in relation thereto prepared by Harmonic, provided that failure by the Administrator to object to any such Fee Calculation within such number of days as may be agreed between Harmonic and the Administrator, after being provided with notice of it will be deemed to constitute approval for the purpose of this Agreement.

6.	RIGHTS OF HARMONIC

Harmonic may:

(a)

with prior written notice to the Administrator and the Fund, appoint an agent or delegate (which shall be an Affiliate) to perform all or any of its duties hereunder (including in such appointment powers of sub-delegation). The fees and other remuneration of such agent or delegate will be paid by Harmonic. Harmonic shall believe in good faith that any agent or delegate appointed hereunder is qualified to perform the duties sought to be delegated or outsourced;

(b)

upon the prior written consent of the Administrator, use the name of the Fund and sign any necessary letters or other documents for, and on behalf of, the Fund as sub-administrator of the Fund solely in the performance of its duties hereunder;

(c)	with the prior written consent of the Administrator, use the name of the Fund as part of a representative list for marketing purposes;

(d)

provide non-executive directors, a registered office or company secretary, or act as administrator or sub-administrator, registrar or subscription, withdrawal, transfer, accounting or valuation agent, or in any other capacity for any other company, corporation, partnership or body of persons on such terms as may be arranged with such company, corporation, partnership or body of persons, and will not be deemed to be affected with notice of, or to be under any duty to disclose to the Administrator, the Fund or the Manager, any fact or thing which may come to the knowledge of Harmonic or any agent or delegate of Harmonic in the course of so doing, or in any manner whatever otherwise than in the course of carrying out the duties of sub-administrator hereunder; and

(e)

contract or enter into any financial, banking or other transaction with the Fund or any Shareholder or any company or body whose securities are held by, or for the account of, the Fund or any other person. Harmonic may likewise be interested in any such contract or transaction provided it is on normal commercial terms negotiated at arm’s length.

7.	LIABILITY OF HARMONIC AND INDEMNITIES

7.1

No Harmonic Party will incur liability by refusing in good faith to perform any duty or obligation herein which, in its reasonable judgment, is improper or unauthorised, provided that in performing its duties and obligations hereunder no Harmonic Party will be required to do, or procure the doing of, anything contrary to, or in breach of, or which constitutes any offence against, any applicable law or regulation.

7.2

No Harmonic Party will be liable for any Losses the Fund or the Administrator may sustain as a result of the performance or non-performance of the services provided under this Agreement other than to the extent caused by the actual fraud, negligence or wilful default of any Harmonic Party. Harmonic will also accept liability for any Losses the Fund or the Administrator may sustain as a result of the bankruptcy, liquidation or insolvency of any agent or delegate of Harmonic (which is an Affiliate).

7.3

The Fund will indemnify and hold harmless each Harmonic Party from and against any and all Losses (other than Losses resulting from the actual fraud, negligence or wilful default on the part of a Harmonic Party) which may be imposed on, incurred by or asserted against a Harmonic Party in performing its obligations or duties hereunder. Harmonic will indemnify and hold harmless the Fund, the Manager, the Administrator and their Affiliates from and against any and all Losses resulting from the actual fraud, negligence or wilful default on the part of a Harmonic Party in the performance or non-performance of its obligations or duties hereunder.

7.4

In performing any Fee Calculation and any accrual in relation thereto, no Harmonic Party will be liable for any Losses suffered by the Fund, the Administrator or the Manager by reason of the method of calculation agreed with the Administrator, or by reason of a Harmonic Party acting upon Proper Instructions. Approval by the Administrator of any Fee Calculation, and any accrual in relation thereto, will be conclusive evidence of the fact that the Fee Calculation or accrual has been determined in accordance with the requirements of the Administrator for the purpose of this Agreement, and no Harmonic Party (in the absence of actual fraud, negligence or wilful default on the part of a Harmonic Party) will be liable for any Losses suffered by the Fund, the Administrator or the Manager as a result of such Fee Calculation.

7.5

In calculating the Net Asset Value, each Harmonic Party may rely upon such automatic pricing services as it will determine, and will not be liable for any Losses suffered by the Fund by reason of any error in calculation resulting from any inaccuracy in the information provided by such automatic pricing services, provided that Harmonic shall have used reasonable care in selecting such automatic pricing services and relies on its information in good faith.

7.6

In calculating the Net Asset Value each Harmonic Party may use pricing information supplied by the Administrator or any Affiliate thereof (including an Affiliate which is a broker, market maker or other intermediary), and will not be liable for any Losses suffered by the Fund by reason of any error in calculation resulting from any inaccuracy in the information provided in such case, provided that (where Harmonic is responsible for selecting such pricing service, broker, market maker or other intermediary) it shall have used reasonable care in selecting such pricing service, broker, market maker or other intermediary and relies on the information provided in good faith.

7.7

In calculating the Net Asset Value, each Harmonic Party may use particular pricing services, brokers, market makers or other intermediaries, and no Harmonic Party will be liable for any Losses suffered by the Fund by reason of any error in calculation resulting from any inaccuracy in the information provided.

7.8	No Harmonic Party will be liable for any Losses suffered by the Fund, whether caused by delays or otherwise, resulting from illegible or unclear communications from, or on behalf of, the

Administrator, the Fund, the Manager, Shareholders, prospective Shareholders or any agents thereof, provided always that such Harmonic Party will, where practicable, make reasonable efforts to contact such person and clarify such communication.

7.9

No Harmonic Party will be liable for the failure by the Fund, the Administrator or the Manager to adhere to any investment objective, investment policy, investment restrictions or borrowing restrictions for, or imposed upon, the Fund.

7.10

No Harmonic Party will be responsible for the loss of, or damage to, any documents or other property of the Fund, or for any failure to fulfil its duties hereunder if loss, damage or failure is caused by, or directly or indirectly due to, war, terrorism, enemy action, the act of government or other competent authority, or any investment exchange or clearing house, riot, civil disturbance, rebellion, storm, tempest, accident, fire, strike, explosion, lock-out or the breakdown, failure or malfunction of any telecommunications or computer service, or any occurrence or event (whether similar or not) beyond the reasonable control of Harmonic.

7.11	Appendix 4 sets out Harmonic’s policy for acceptance of (i) documents or Proper Instructions sent by electronic transmission, and (ii) documents signed electronically.

7.12

A person who is not a party to this Agreement may not, in its own right or otherwise, enforce any term of this Agreement except that each Harmonic Party that is not a party to this Agreement may in its own right enforce Clause 7 (and its sub-clauses) subject to and in accordance with the provisions of the Contracts (Rights of Third Parties) Act 2014, as amended, modified, re-enacted or replaced. Notwithstanding any other term of this Agreement, the consent of any person who is not a party to this Agreement (including without limitation any Harmonic Party who is not also a party) is not required for any amendment to, or variation, release, rescission or termination of this Agreement.

7.13

Notwithstanding anything to the contrary contained in this Agreement or elsewhere, and for the avoidance of doubt, it is specifically agreed that under no circumstances will either party be liable for any indirect or consequential loss or loss of profit whatsoever of the other party or any other person.

7.14

Harmonic shall not be required to take any legal action on behalf of the Fund unless expressly agreed in writing. In no circumstances will Harmonic take any such action unless the Harmonic Parties are fully indemnified to Harmonic’s reasonable satisfaction for costs and liabilities which may be incurred in connection with such action.

7.15

It is hereby acknowledged that certain investments and the cash of the Fund may be held by custodians, brokers and banks from time to time appointed by the Fund (“Custody Entity”). Harmonic has no control over such investments and/or cash and will have no responsibility or liability for any Losses or damage which the Fund or any Shareholder may sustain or suffer as a result of the acts, omissions, liquidation, bankruptcy or insolvency of any Custody Entity.

7.16

Harmonic may refer any legal question to its own external legal advisers for the time being, on any matter of difficulty arising in connection with this Agreement, and may reasonably act on any opinion given by such legal advisers without being responsible for the correctness thereof or for any result which may follow from so doing provided that Harmonic has satisfied itself as to the quality and integrity of the legal adviser.

7.17

Each Harmonic Party shall be entitled, for all purposes, to rely on Proper Instructions and the authenticity and accuracy of all information and communications of whatever nature received by Harmonic in good faith in connection with the performance of their respective duties pursuant to this Agreement. No Harmonic Party shall be responsible or liable to any person for any Losses arising by virtue of any actions taken, or omitted to be taken, by it in consequence of any Proper Instructions, and/or any such information or communication not being authentic and/or accurate and/or from the apparent author and/or sender provided such Harmonic Party has acted in good faith.

7.18

Harmonic will have no responsibility for making any independent determination as to whether a Shareholder is eligible to invest in the Fund, but will be entitled to rely exclusively on the truthfulness of the representations, warranties and information of the Shareholder in the Subscription Booklet and the determinations and instructions of the Administrator. Harmonic will have no responsibility for compliance by the Fund, the Administrator or the Manager with any applicable securities laws or regulations in any jurisdiction. Harmonic will not be liable for any actions taken by the Fund, the Administrator or the Manager that would cause the Fund to violate any applicable securities laws or regulations in any jurisdiction and, in particular, Harmonic will not be liable for ensuring that the Fund’s registration statement and/or the Subscription Booklet (as amended from time to time) comply with any applicable securities laws or regulations in any jurisdiction.

7.19

No Harmonic Party will be liable for any Losses incurred as a result of an act or omission of any person providing services with respect to the Fund (including but not limited to any person acting as administrator or sub-administrator of the Fund) prior to the date of the appointment of Harmonic (“Appointment Date”). Harmonic will be entitled to rely upon the completeness and accuracy of all data and documentation provided to Harmonic and relating to any period up to the Appointment Date, including but not limited to valuations, audited or unaudited accounts and reports, financial books, records and registers (“Historic Data”). The Fund will indemnify and hold harmless each Harmonic Party from and against any and all Losses which may be imposed on, incurred by or asserted against a Harmonic Party by a third party by reason of it reasonably relying on such Historic Data in performing its obligations or duties hereunder and Harmonic is expressly relieved from any duty or obligation to verify the accuracy or completeness of Historic Data.

7.20

Harmonic shall perform its duties hereunder diligently and with the same standard of care exercised by a prudent person in connection with the performance of the same or similar duties and, in no event with less care than Harmonic exercises or would exercise in connection with the same or similar obligations if those obligations were the direct obligations of Harmonic.

8.	ERISA

8.1

Notwithstanding any other provisions contained in this Agreement, the Administrator acknowledges that the services to be provided with respect to the Fund by each Harmonic Party, pursuant to the terms of this Agreement, do not constitute fiduciary advice to the Fund or the Manager or their Affiliates; no Harmonic Party exercises any discretion or control with respect to the management or disposition of the assets of the Fund; and no Harmonic Party will, in any circumstances, be required to undertake any action that could possibly characterise such Harmonic Party as a fiduciary, as defined in Section 3(21) of ERISA, of the Fund or any Plan whose assets are invested in the Fund.

8.2

Notwithstanding any other provisions contained in this Agreement, the Administrator and the Fund agree to indemnify and hold harmless each Harmonic Party from and against any and all Losses which may be imposed on any Harmonic Party as a result of the assets of the Fund being deemed to constitute the assets of any Plan, within the meaning of the Plan Asset Regulations. The provisions of this Clause will remain in effect and will be enforceable by Harmonic after the termination of this Agreement.

9.	CONFIDENTIALITY AND DATA PROTECTION

9.1

No party will, unless compelled by any relevant statute, person empowered by statute, regulatory authority or court of competent jurisdiction, either before or after the termination of this Agreement, disclose to any person (other than its legal advisor, Affiliate and any agent or delegate appointed pursuant to Clause 6(a)) any information relating to the other parties or to the affairs of such parties without the consent of those other parties.

9.2

The obligations of each of the parties contained in Clause 9.1 above will continue without time limit but will cease to apply to any information which is in the public domain (otherwise than by breach by any party of its obligations herein) or which the disclosing party developed independently or which was disclosed by a third party without breach of this Agreement.

9.3

Notwithstanding anything herein to the contrary, the Administrator and/or the Fund shall be permitted to disclose the identity of Harmonic as a service provider, redacted copies of this Agreement, and such other information as may be required for and in the Fund’s registration statement, filings with regulatory authorities and agencies, and communications with Shareholders, prospective shareholders (including in connection with due diligence requests) and the Fund’s other service providers, or as may otherwise be required by applicable law, rule, or regulation.

9.4	Notwithstanding anything to the contrary contained in this Clause, Harmonic will be entitled to use the name of the Fund as set out in Clause 6(b) above.

9.5

No party will, either before or after the termination of this Agreement, do or commit any act or matter or thing which would or might prejudice or bring into disrepute the business or reputation of the other party or any of its directors, partners and/or members.

9.6

The Administrator acknowledges and agrees that Harmonic, subject always to the confidentiality obligations to the Administrator and the Fund under the confidentiality provisions of this Clause, by itself or through an agent or delegate, may generate, collect, receive, transfer, disclose, process and store materials, data, information and content relating to the Administrator, the Fund and/or the business of the Fund, or its principals, affiliates, Shareholders, beneficial owners, directors, officers, employees and agents (“Data”) whether confidential or not, either in original format, on servers maintained by Harmonic, or its agent or delegate, or by third party service providers on

Harmonic’s behalf, within or outside of the Cayman Islands and/or in any other jurisdictions whether or not Harmonic or its agent or delegate has a presence in such jurisdictions, including jurisdictions which may not have equivalent data protection requirements to the Cayman Islands. In this regard, subject to applicable law, the Administrator explicitly consents to the transfer of all Data into and out of any such jurisdiction. The Administrator further acknowledges and agrees that Harmonic may be obliged to retain such Data for a period of time after the termination of this Agreement and may be requested, required or compelled to disclose such Data to third parties as set out in the confidentiality provisions of this Clause.

9.7

Certain data received by Harmonic in the course of performing services hereunder may be “Personal Data” in scope of Regulation (EU) 2016/679 (known as the European Union General Data Protection Regulation). Appendix 5 sets out Harmonic’s particular obligations in relation to such Personal Data.

9.8

Certain information received by Harmonic in the course of performing services hereunder may be “Personal Information” as defined by Cal. Civ. Code §§ 1798.100–1798.199 (known as the California Consumer Privacy Act of 2018). Appendix 6 sets out Harmonic’s particular obligations in relation to such Personal Information.

9.9

Harmonic shall promptly notify the Administrator and the Fund in writing of any breach of security, misuse or misappropriation of, or unauthorised access to, (in each case, whether actual or alleged) any Data, systems utilised by Harmonic in its provision of services to the Fund, Harmonic’s cybersecurity systems, or any other confidential information.

10.	WARRANTIES

10.1	Each of the Administrator and Harmonic hereby represents and warrants that, as at the date hereof and for the duration of this Agreement:

(a)

it is a duly established legal entity in its country of incorporation, and all necessary approvals, permits, authorisations and licences from the authorities required by it under the laws and regulations of its country of incorporation to enter into and perform this Agreement have been obtained, and all actions have been taken by it to comply with all legal and other requirements necessary to ensure that by entering into this Agreement and performing its obligations hereunder, it would not infringe any laws or regulations applicable to it or the terms of any such approval, permit, authorisation or licence;

(b)

all actions, conditions and things required to be taken, fulfilled and done (including the obtaining of any necessary consents), in order to enable it lawfully to enter into, exercise its rights, and perform and comply with its obligations under this Agreement, and ensure that those obligations are valid, legally binding and enforceable, have been taken, fulfilled and done;

(c)

it has the necessary power and authority to enter into this Agreement, and to exercise its rights, and observe and perform its obligations hereunder, and the execution of this Agreement by it has been duly authorised so that upon execution, this Agreement will constitute valid and binding obligations of it in accordance with its terms; and

(d)

its entry into, exercise of its rights, and/or performance of or compliance with its obligations under this Agreement do not, and will not, contravene or constitute a default under its constitutional documents or under any other agreement, contract, instrument or other form of commitment binding upon it.

10.2

The Administrator represents and warrants that, as at the date hereof and for the duration of this Agreement it has provided and will provide Harmonic with all information reasonably requested and reasonably necessary to enable Harmonic to perform its services and duties hereunder.

11.	TERMINATION

11.1

This Agreement shall continue in force until terminated by either the Administrator or Harmonic, giving to the other parties not less than 90 days’ notice in writing (or such shorter notice as the parties may agree), expiring at any time provided that the Administrator may terminate this Agreement in its sole discretion at any time on or before August 31, 2023; and provided further that any party may terminate this Agreement forthwith by notice in writing taking immediate or subsequent effect if:

(a)

any party has committed a material breach or is in persistent breach of any of the terms of this Agreement (including the representations and warranties) and has not remedied such breach within 30 days after service of notice by the other parties requiring it to be remedied; or

(b)

Harmonic or the Administrator (as the case may be) goes into liquidation (except a voluntary liquidation for the purposes of reconstruction, amalgamation or merger on terms previously approved in writing by the other parties) or has a receiver or its equivalent in any jurisdiction appointed over all or any of its assets.

11.2

Termination of this Agreement will be without prejudice to any claims or rights which either of the parties may have by reason of any breach of the other party’s obligations and, without prejudice to the generality of the foregoing, any indemnity provisions and provisions limiting liability will survive termination of this Agreement.

11.3

Upon termination, the Administrator will arrange for notification to the Shareholders and, if applicable, for the Fund’s registration statement, Subscription Booklet and any advertising or sales material which refers to Harmonic to be promptly amended.

11.4

Upon termination of this Agreement, Harmonic will, subject to compliance with applicable law, hand over to the Administrator and the Fund, or to such person as it may direct, all documents belonging to the Administrator and the Fund that are in the possession of Harmonic.

11.5

In the event that, in connection with termination, a successor to any of Harmonic’s duties or responsibilities hereunder is designated by the Administrator by written notice to Harmonic, Harmonic will promptly, upon such termination, except in the case of a material breach by Harmonic, in which case all expenses should be borne by Harmonic, and at the expense of the Fund, transfer to such successor all relevant books, records, correspondence, and other data established or maintained by Harmonic under this Agreement in a form reasonably acceptable to the Administrator (if such form differs from the form in which Harmonic has maintained the same, the Fund shall pay any reasonable and documented expenses associated with transferring the data to such form), and will cooperate in the transfer of such duties and responsibilities, including provision for assistance from Harmonic’s personnel in the establishment of books, records, and other data by such successor. The Fund or Administrator shall be entitled to request, and Harmonic shall furnish in response to such request, the services contemplated herein for six (6) months following the termination of the agreement at the rates provided herein in order to allow for a smooth transition, except if the agreement is terminated by Harmonic upon the breach of the Administrator of any material term of this Agreement.

12.	NOTICES

12.1

With the exception of Proper Instructions (which will be forwarded to such address, facsimile number or email address as may be notified in writing by Harmonic to the Administrator from time to time) each of the parties chooses as its address and facsimile number and (in the case of Harmonic) email address (“notice address”) for the purposes of the giving of any notice, the serving of any process, and for any other purpose arising from this Agreement, its respective address, facsimile number and email address set forth below:

Address for the Administrator: HPS Investment Partners, LLC, 40 West 57th Street, 33rd Floor, New York, NY 10019    Attention: Faith Rosenfeld

Facsimile Number of the Administrator: + 212 287 4915    Attention: Faith Rosenfeld

Address for the Fund: HPS Corporate Capital Solutions Fund, 40 West 57th Street, 33rd Floor, New York, NY 10019    Attention: Faith Rosenfeld

Facsimile Number of the Fund: + 212 287 4915    Attention: Faith Rosenfeld

With a copy to Greg MacCordy, Chief Compliance Officer of the Fund

Email Address of Chief Compliance Officer of the Fund: greg.maccordy@acaglobal.com

Address for Harmonic:

c/o Harmonic Fund Services, 4th Floor, Cayman Corporate Centre, 27 Hospital Road, George Town, Grand Cayman KY1-1102, Cayman Islands Attention: Allen Bernardo

Facsimile Number of Harmonic: + 1 345 945 1335    Attention: Allen Bernardo

Email Address of Harmonic: allen.bernardo@harmonic.ky

12.2	Each of the parties will be entitled from time to time, by written notice to the others, to change its notice address.

12.3	Any notice given by one party to the others (“the addressee”) which:

(a)

is delivered by hand during the normal business hours of the addressee at the addressee’s notice address for the time being will be presumed (until the contrary is proved by the addressee) to have been received by the addressee at the time of delivery; or

(b)

is posted by registered post to the addressee’s notice address for the time being will be presumed (until the contrary is proved by the addressee) to have been received by the addressee on the tenth day after the date of posting; or

(c)

is delivered by facsimile during the normal business hours of the addressee will be presumed (until the contrary is proved by the recipient) to have been received immediately upon confirmation of receipt, provided that the party communicating by facsimile will telephone the receiving party to confirm receipt; or

(d)

is delivered by email during the normal business hours of the addressee will be presumed (until the contrary is proved by the recipient) to have been received immediately upon confirmation of delivery.

13.	RECORDS

Harmonic is authorised to maintain all accounts, corporate books, records or other documents relating to the Administrator, the Fund or their affairs on computer records, and to produce at any time during the course of legal proceedings, copies or reproductions of these documents made by photographic, photostatic or data processing procedures as juridical proof thereof.

Harmonic shall keep records relating to the services to be performed hereunder in the form and manner, and for such period, as it may deem advisable and is agreeable to the Administrator, but not inconsistent with the rules and regulations of appropriate government authorities, in particular, Section 31 of the 1940 Act and the rules thereunder. Harmonic agrees that all such records prepared or maintained by Harmonic relating to the services to be performed by Harmonic hereunder are the property of the Administrator and/or the Fund, as applicable, and will be preserved, maintained, and made available in accordance with such applicable sections and rules of the 1940 Act and will be promptly surrendered to the Administrator and/or the Fund on and in accordance with its request. Harmonic agrees to provide any records to the Administrator necessary for the Fund to comply with its disclosure controls and procedures and internal control over financial reporting adopted in accordance with the Sarbanes-Oxley Act of 2002. Notwithstanding the foregoing, Harmonic may retain such copies of such records in such form as may be required to comply with any applicable law, rule, regulation, or order of any governmental, regulatory, or judicial authority of competent jurisdiction.

14.	TELEPHONE RECORDING

Subject to compliance with applicable laws Harmonic may record all telephone conversations between it and the Administrator and any person acting on behalf of or at the direction of the Administrator, or it and any Shareholder, and any such tape recordings may be submitted in evidence in any proceedings relating to this Agreement.

15.	UPDATES TO AND APPROVAL OF FUND DOCUMENTS

The Administrator hereby represents and warrants to Harmonic that it will comply with the specific duties and obligations set out in Appendix 3.

16.	ASSIGNMENT AND AMENDMENT

This Agreement may not be assigned or amended by any party hereto without the prior written consent of the other parties provided that no consent, shall be required for any assignment by Harmonic of its rights and obligations pursuant to this Agreement to a suitably licensed Affiliate.

17.	COUNTERPARTS

This Agreement may be executed in any number of counterparts, and by the parties hereto on separate counterparts, each of which when executed and delivered will constitute an original, and all such counterparts together constituting but one and the same agreement.

18.	SEVERANCE

If any provision will be determined to be void or unenforceable, in whole or in part, for any reason whatsoever, such invalidity or unenforceability will not affect the remaining provisions or any part thereof contained within the Agreement, and such void or unenforceable provisions will be deemed to be severable from any other provision or part thereof.

19.	ENTIRE AGREEMENT

This Agreement cancels and supersedes all prior negotiations and agreements entered into between the parties relating to the matters set forth herein and, save in the event of actual fraud or fraudulent misrepresentation, no party will be bound by any undertakings, representations, warranties, promises or the like not recorded herein.

20.	WAIVER

No concession, privilege or additional benefit which a party (the “Grantor”) may at any time grant to the other parties will be deemed to constitute a novation or an amendment of this Agreement, or a waiver of the rights of the Grantor hereunder, and no provision of this Agreement may be waived otherwise than by an instrument in writing signed by all parties.

21.	PROPER LAW AND JURISDICTION

This Agreement will be governed by, and construed in accordance with, the laws of the Cayman Islands and the courts of the Cayman Islands will have exclusive jurisdiction to resolve any disputes relating to the terms of this Agreement.

IN WITNESS WHEREOF this Agreement has been executed on the day and year first above written.

SIGNED by:	)
for and on behalf of the Administrator	)	Name:

SIGNED by:	)
for and on behalf of the Fund, solely with respect to Clauses 7 and 11.5 hereof	)	Name:

SIGNED by:	)
for and on behalf of Harmonic	)	Name: Allen Bernardo
	)	Title: Director